EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On September 17, 2015 Signal Bay, Inc. ("SGBY" or the "Company") entered into a Share Exchange Agreement (the "Agreement") by and among the Company and CR Labs, Inc. ("CRLB") for eighty percent of the common stock of CR. Labs, Inc. ("CRLB").

The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared for informational purposes only. The Unaudited Pro Forma Condensed Consolidated Balance Sheets and Statements of Operations include certain pro forma adjustments that do not reflect any operating efficiencies or inefficiencies that resulted from the purchase of CRLB. Thus, the pro forma data provided herein is not necessarily indicative of results that would have been achieved if the companies were combined during the periods presented in the pro forma presentation or results that the Company will experience in the future.

The historical financial information has been adjusted in the Unaudited Pro Forma Condensed Consolidated Financial Statements to demonstrate pro forma events that are (a) factually supportable, (b) directly attributed to the acquisition of CRLB by the Company, and (c) with respect to the statements of earnings, are expected to have a continuing impact on the combined results of SGBY and CRLB. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the historical consolidated financial statements and the accompanying notes to the financial statements of the Company, which are included in the Company's Form 10-K for the year ended September 30, 2014; (ii) the historical unaudited condensed consolidated financial statements of the Company included in Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015; (iii) and the audited financial statements for CRLB as of September 30, 2015 and 2014 and for the year ended September 30, 2015 and from inception April 30, 2014 to September 30, 2014 included in this Amendment No. 1 to Current Report on Form 8-K.

1

SIGNAL BAY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2015

	Signal Bay	CR Labs	Adjustments		Combined

ASSETS

Current Assets
Cash or cash equivalents	$4,345	$4,718			$9,063
Accounts receivable	4,900	2,859			7,759
Total current assets	9,245	7,577			16,822

Property, Plant and Equipment
Property, plant and equipment	105,690	53,344			159,034
Accumulated Depreciation and Amortization	(10,680)	(7,766)			(18,446)
Total Property, Plant and Equipment	95,010	45,578			140,588

Libra Wellness Center 4% ownership	40,000	-			40,000

Intangible Assets	-	-	330,982	   	330,982
Goodwill	-	-	69,166	   	69,166

TOTAL ASSETS	$144,255	$53,155			$597,558

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
Current Liabilities	$11,375	$25,673			$37,048
Current Liabilities - Related Party	62,500	-			62,500
Short-Term Notes Payable	40,000	27,630			67,630
Total Liabilities	113,875	53,303			167,178

Stockholders' Deficit
Class A Preferred Stock	184	-			184
Class B Preferred Stock	500	-			500
Common Stock	35,197	(23,001)	23,001	<A>	35,197
Additional Paid In Capital	1,168,416	-	320,000	<B>	1,488,416
Non-controlling Ownership Interest	-	-	80,000	<B>	80,000
Accumulated Equity (Deficit)	(1,173,917)	22,853	(22,853	) <A>	(1,173,917)
Total Stockholders' Equity (Deficit)	30,380	(148)			430,380
Total Liabilities and Stockholders' Equity (Deficit)	$144,255	$53,155			$597,558

 See notes to unaudited pro forma condensed consolidated financial statements

2

SIGNAL BAY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED JUNE 30, 2015

	Signal Bay, Inc.	CR Labs, Inc.	Pro Forma Adjustments	Combined

Revenues
Testing Services	$-	$72,516		$72,516
Consulting Services	16,812	-		16,812
Total Revenue	16,812	72,516		89,328

Operating Expenses
SG&A	1,126,426	40,306		1,166,732
Depreciation and Amortization	10,680	5,322		16,002
Total Operating Expense	1,137,106	45,628		1,182,734

Income (Loss) From Operations	(1,120,294)	26,888		(1,093,406)

Net Income (Loss)	$(1,120,294)	$26,888		$(1,093,406)

Basic and Diluted Net Income (Loss) Per Share	$(0.00)	$0.04		$(0.00)

Weighted Average Share Outstanding Basic and Diluted	323,902,484	700,000	39,300,000	363,902,484

See notes to unaudited pro forma condensed consolidated financial statements

3

SIGNAL BAY, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FROM INCEPTION ON APRIL 30, 2014 THROUGH SEPTEMBER 30, 2014

	Signal Bay, Inc.	CR Labs, Inc.	Pro Forma Adjustments	Combined

Revenues
Testing Services	$-	$21,570		$21,570
Consulting Services	-	-		-
Total Revenue	-	21,570		21,570

Operating Expenses
SG&A	53,623	23,161		76,784
Depreciation and Amortization	0	2,446		2,446
Total Operating Expense	53,623	25,607		79,230

Loss From Operations	(53,623)	(4,037)		(57,660)

Net Loss	$(53,623)	$(4,037)		$(57,660)

Basic and Diluted Net Loss Per Share	$(0.00)	$(0.01)		$(0.00)

Weighted Average Share Outstanding Basic and Diluted	290,144,844	700,000	39,300,000	330,144,844

See notes to unaudited pro forma condensed consolidated financial statements

4

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
June 30, 2015 and 2014

1. BASIS OF PRESENTATION:

The accompanying unaudited Pro Forma Statements of Operations for the period from inception August 29, 2014 through September 30, 2014, and for the nine months ended June 30, 2015, reflects the acquisition of CR Labs, Inc. ("CRLB") by the Signal Bay, Inc. ("Signal Bay") as if it had occurred from inception August 29, 2014 by combining the results of Signal Bay and CRLB for the period ended September 30, 2014 and for the nine months ended June 30, 2015.

The accompanying unaudited Pro Forma Balance Sheet as of June 30, 2015 gives effect to the purchase of CRLB by Signal Bay as of June 30, 2015 by combining the balance sheets of both Signal Bay and CRLB as of June 30, 2015. The CRLB June 30, 2015 were derived from the historical accounting records of CRLB.

2. PRO FORMA ADJUSTMENTS:

The Pro Forma Financial Statements are based on the historical financial statements of Signal Bay and CRLB. The adjustments that were made are based on the information that is available and certain assumptions. Thus, actual adjustments may differ from the pro forma adjustments. These Pro Forma Financial Statements attached hereto have been prepared using the acquisition method of accounting for the combination of Signal Bay and CRLB.

The adjustments made in the preparation of the Pro Forma Financial Statements are as follows:

(A) The elimination of CRLB's Stockholder's Equity

(B) Acquisition Funding

The CRLB acquisition was funded by the issuance of 40,000,000 shares of Signal Bay's common stock for $320,000. Signal Bay acquired 80% of CRLB via stock exchange, the original members of CRLB retained 20% ownership of CRLB.

(C) The preliminary allocation of the purchase price was based on estimates of the fair value of the assets and liabilities assumed. The valuation of net assets acquired is as follows:

Cash	$4,718
Account Receivable	2,859
Property Plant and Equipment	45,578
Intangible Assets	330,982
Goodwill	69,166
Accounts Payable and Accrued Liabilities	(25,673)
Notes Payable	(27,630)
$400,000

5